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                                EXHIBIT 23(b)(i)

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report dated March 4, 1998 related to the financial statements of MarTex Bancshares, Inc. as of and for the years ended December 31, 1997 and 1996 included herein and to the reference to our firm under the heading "Experts" in this Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of Hibernia Corporation for the registration of shares of its common stock to be issued in connection with the proposed merger of MarTex Bancshares, Inc. with and into Hibernia Corporation.


                              /s/  SPROLES WOODARD, L.L.P.
                                   Sproles Woodard, L.L.P.

Fort Worth, Texas
February 1, 1999